Exhibit 10.18
2022 AMENDMENT
TO
AMENDED AND RESTATED EMPLOYMENT AGREEMENT
THIS 2022 AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of March 24, 2022, by and among ROBERT A. CAFERA, JR., an individual resident of the State of Kentucky (“Executive”), FIRSTSUN CAPITAL BANCORP, a Delaware corporation (“Bancorp”), and SUNFLOWER BANK, N.A., a national banking association (the “Bank” and, together with Bancorp, “Employer”). Executive and Employer are each sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
WITNESSETH:
WHEREAS, Executive entered into that certain Amended and Restated Employment Agreement, dated as of June 19, 2017, by and between Executive and Employer, as amended on February 21, 2019 (the “Employment Agreement”); and
WHEREAS, Executive and Employer desire to amend the Employment Agreement to clarify certain annual bonus limits applicable to Executive;
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Employment Agreement is hereby amended as follows:
1.Amendment to Exhibit A, Incentive Compensation. Paragraph A (Annual Bonus) under the Section titled ‘Incentive Compensation’ in Exhibit A is hereby amended to replace the first sentence thereof with the following:
For each fiscal year of Employer during the Term, Executive shall be eligible to earn an annual bonus with a target incentive opportunity of One Hundred Percent (100%) of Executive’s Base Salary in effect as of the end of such fiscal year.

2.No Other. Amendments, Except as expressly modified or amended hereby, the Employment Agreement is and shall remain in full force and effect. Executive acknowledges that Employer is in full compliance with its obligations under the Employment Agreement and that no amendments to the Employment Agreement as a result of this Amendment shall be deemed to constitute “Good Reason” under the Employment Agreement.
3.Governing Law. This Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of Colorado, without regard to conflicts of laws principles.
4.Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The execution of this Amendment may be by actual, electronic, or facsimile signature.
[Signature page follows]

Exhibit 10.18
IN WITNESS WHEREOF, the Parties have executed this Amendment as of the day and year first set forth above, but on the actual dates specified below.
EXECUTIVE:

Signature: /s/ Robert A. Cafera, Jr.

Date: March 24, 2022

EMPLOYER:

FirstSun Capital Bancorp

Signature: /s/ Mollie H. Carter

Printed Name: Mollie H. Carter

Title: President and Chief Executive Officer

Date: March 24, 2022

Sunflower Bank, N.A.

Signature: /s/ Neal A. Arnold

Printed Name: Neal A. Arnold

Title: President and Chief Executive Officer

Date: March 24, 2022

Signature Page to 2022 Amendment to Amended and Restated Employment Agreement